Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Zomedica Pharmaceuticals Corp. (the “Company”) for the three month period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Gerald Solensky Jr., President and Chief Executive Officer of the Company, and Shameze Rampertab, Chief Financial Officer for the Company, hereby certify, to the knowledge of the undersigned, pursuant to 18 U.S.C. Section 1350, that:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2018	By:	/s/ Gerald Solensky Jr.
Gerald Solensky Jr.
Chief Executive Officer
(Principal Executive Officer)

Date: August 9, 2018	By:	/s/ Shameze Rampertab
Shameze Rampertab.
Chief Financial Officer
(Principal Financial and Accounting Officer)

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.